EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended October 8, 2010

October 8, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	3.8%	3.7%	1.9%
Class B Units	3.8%	3.6%	1.4%
Legacy 1 Class Units	3.7%	3.6%	3.0%
Legacy 2 Class Units	3.7%	3.6%	2.7%
Global 1 Class Units	2.8%	2.8%	0.6%
Global 2 Class Units	2.8%	2.8%	0.4%
Global 3 Class Units	2.8%	2.8%	-1.1%

S&P 500 Total Return Index2	1.7%	2.2%	6.1%
Barclays Capital U.S. Long Government Index2	0.2%	-0.2%	18.6%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary

Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Increase	U.S. Department of Agriculture predicted weak supplies for 2010
Wheat	Increase	Supply concerns and strong export data for U.S. crops
Sugar	Increase	Demand for sugar is forecasted to outpace supply due to poor weather conditions in Brazil

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
U.S. dollar	Decrease	Speculation the U.S. Federal Reserve will soon be buying U.S. debt in another round of quantitative easing
Euro	Increase	News the European Central Bank may be looking to alter its financial stimulus policies in the near future

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are also predominantly short the sector.

Energy
Sector/Market	Price Action	Cause
Crude oil	Increase	Supply concerns stemmed from an ongoing strike at a French oil port and weakness of the U.S. dollar
Natural gas	Decrease	Elevated inventories and lack of storm activity in the Gulf of Mexico

Grant Park’s longer-term trading advisors are predominantly long the energy sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
U.S. equity markets	Increase	A decline in U.S. weekly jobless claims estimates and positive retail sales data
European equity markets	Increase	Beliefs quantitative easing initiatives by the U.S. and Japan will have a bullish impact on the global economy
Nikkei 225	Increase	Stronger demand in the Japanese real estate markets followed news that the Bank of Japan will invest in real estate investment trusts as a means to stimulate the economy

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Fixed Income
Sector/Market	Price Action	Cause
Global Fixed-Income markets	Increase	Speculation of central banks increasing purchases in the fixed-income sector to help stimulate their economies

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	Increased buying by investors attempting to hedge U.S. dollar positions
Copper	Increase	News of increased manufacturing activity in China
Tin	Increase	Production disruptions in Indonesia and the Democratic Republic of Congo

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.